Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-170789) and Forms S-8 (Nos. 333-162714 and 333-150790) of 1st United Bancorp, Inc., of our report dated April 2, 2013, relating to our audit of the consolidated financial statements of Enterprise Bancorp, Inc. and Subsidiaries for the years ended December 31, 2012 and 2011, which appear in this Form 8-K/A of 1st United Bancorp, Inc.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

July 22, 2013